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                                                                   Exhibit 10.17

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made as of September 18, 1998, by and among Streamline, Inc., a Delaware corporation (the "Company"), and Nordstrom, Inc., a Washington corporation (the "Investor").

                                  PREAMBLE

         WHEREAS, the Investor has purchased up to an aggregate of 228,570 shares (the "Shares") of the Company's Series D Preferred Stock, par value $1.00 per share ("Series D Preferred Stock"), pursuant to the terms of that certain Stock Purchase Agreement, of even date herewith, by and among the Company and the Investor (the "Stock Purchase Agreement");

         WHEREAS, it is a condition precedent to the consummation by the Investor of all of its obligations under the Stock Purchase Agreement that the Company and the Investor enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto hereby agree as follows:

         1. DEFINITIONS. In addition to those terms defined elsewhere in this Agreement, the following terms as used herein shall have the following meanings:

            "AFFILIATE" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "COMMISSION" shall mean the U.S. Securities and Exchange Commission.

            "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

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                                      -2-


                  "PERMITTED TRANSFEREE" shall mean, with respect to the Investor, any Person that purchases or otherwise acquires all or a portion of the Shares of the Investor (any shares of Series D Preferred Stock issued as or dividend thereon and/or shares of Common Stock issued upon the conversion thereof).

                  "PERSON" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

                  "REGISTRABLE SHARES" shall mean, with respect to the Investor (or its Permitted Transferee), any or all of the shares of Common Stock issued upon conversion of any or all of the Investor's (or Permitted Transferee's) shares of Series D Preferred Stock, PROVIDED, HOWEVER, that such securities shall cease to be Registrable Shares when the holder of such Registrable shares would be entitled to sell all of such securities within a three-month period pursuant to the provisions of Rule 144.

                  "RULE 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

                  "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended.

         2. DEMAND REGISTRATION RIGHTS.

         2.1. REGISTRATION UPON REQUEST. Subject to the provisions of Section
2.4 below, at any time or from time to time, holders of record of at least thirty (30) percent of the Registrable Shares then outstanding may notify the Company in writing that such holders desire for the Company to cause all or a portion of the Registrable Shares to be registered under the Securities Act pursuant to this Section 2.1; PROVIDED that the Registrable Shares to be so registered by the Investor shall have an aggregate proposed sales price of at least $2,000,000. Thereafter, the Company shall promptly give to each holder of at least ten (10) percent of the Registrable Shares then outstanding written notice of such demand for registration. Upon the written request of any such holder given within ten days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be included in such registration the Registrable Shares of such holder, to the extent requested to be registered. Thereafter, subject to the conditions, limitations and provisions set forth below in Sections 2.3, 2.4 and 5, the Company shall promptly prepare and file, and use its best efforts to prosecute to effectiveness, an appropriate filing with the Commission of a registration statement covering all of those Registrable Shares with respect to which registration under the Securities Act has been requested by the requesting holders of Registrable Shares; PROVIDED that, if the Company has been given a notice of the type specified in this
Section 2 or 4.1, the

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                                      -3-


Company is not at such time continuing to pursue the registration referred to in such notice. Subject to the provisions of Section 2.3 below, the Company may include in any registration pursuant to this Section 2.1 additional shares of Common Stock for sale for its own account or for the account of any other Person.

         2.2. SELECTION OF UNDERWRITERS. If a registration pursuant to Section
2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected, after consultation with the Company, by the Persons who own the Registrable Shares being so registered, PROVIDED that such underwriter or underwriters shall be acceptable to the Company. The Company covenants that it shall not unreasonably withhold its acceptance of any such underwriter or underwriters.

         2.3. PRIORITY OF DEMAND REGISTRATIONS. If a registration pursuant to
Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of Registrable Shares requested to be included in such registration pursuant to
Section 2.1, and (ii) second, the other shares of Common Stock of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

         2.4. LIMITATION ON REGISTRATIONS. The Company shall not be required to effect more than two (2) registrations pursuant to Section 2.1.

         2.5. LIMITATION ON REQUESTS. Notwithstanding anything in this Section 2 to the contrary, no Person may request a registration pursuant to Section 2.1 during (i) the 180-day period following the closing of the Company's initial public offering, (ii) the 180-day period following the effective date of any registration statement filed in connection with a registration pursuant to
Section 2.1 or 4.1 or (iii) the 90-day period following the effective date of any registration statement filed in connection with a registration pursuant to
Section 3. For purposes of this Agreement, a registration shall be deemed to have been effected by the Company if the registration statement relating thereto has been declared effective by the Commission or if such registration statement, after having been filed with the Commission, is, through no fault of the Company, withdrawn, abandoned or otherwise not declared effective within sixty
(60) days of the filing thereof.

         3. PIGGYBACK REGISTRATION RIGHTS.

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                                      -4-


         3.1. REGISTRATION. If at any time the Company proposes to register any of its Common Stock under the Securities Act, whether for its own account or for the account of any stockholder of the Company or pursuant to registration rights granted to holders of securities of the Company (but excluding in all cases any registrations pursuant to Sections 2 or 4 hereof or any registrations to be effected on Forms S-4 or S-8 or any applicable successor Forms), the Company shall, each such time, give to each holder of record of at least ten (10) percent of the Registrable Shares then outstanding written notice of its intent to do so. Upon the written request of any such holder given within ten days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be included in such registration the Registrable Shares of such holder, to the extent requested to be registered, subject to Section 3.2; PROVIDED that (i) the number of Registrable Shares proposed to be sold by each holder is equal to at least twenty-five (25) percent of the total number of Registrable Shares held by such holder, and (ii) such holder agrees to sell those of its Registrable Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company purposes to register.

         3.2. PRIORITY OF THE COMPANY SHARES. In connection with any offering involving an underwriting of shares being issued by the Company or being sold pursuant to any demand registration rights of any stockholder of the Company, the Company shall not be required under Section 3.1 to include the Registrable Shares of any Person requesting registration therein unless such Person accepts and agrees to the terms of the underwriting as agreed upon between the Company and/or the stockholder(s) exercising demand registration rights, as applicable, and the underwriters selected by the Company and/or such stockholders, and then only in such quantity as (without any reduction in the numbers of shares to be sold for the account of the Company and any such stockholders) will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total number of shares of Common Stock which all selling stockholders of the Company, including the Persons requesting registration pursuant to Section 3.1, request to be included in any offering exceeds the number of shares which the underwriters believe to be compatible with the success of the offering, the Company shall only be required to include in the offering so many of shares of stockholders (including the Persons) exercising piggyback registration rights hereunder, pro rata among such Persons and other stockholders exercising piggyback registration rights on the basis of the number of shares requested to be registered in such registration, as the underwriters believe will not (without any reduction in the number of shares to be sold for the account of the Company and any stockholder(s) exercising demand registration rights) jeopardize the success of the offering.

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                                      -5-


         4. FORM S-3 REGISTRATION.

         4.1. REGISTRATION UPON REQUEST. In the event that the Company shall receive from the holders of record of at least twenty (20) percent of the Registrable Shares then outstanding a written request or requests that the Company effect a registration on Form S-3 (or any applicable successor Form) with respect to all or a part of the Registrable Shares owned by such holders, then the Company will promptly use its best efforts to effect such registration of all or such portion of such holders' Registrable Shares as are specified in such request; PROVIDED that, if the Company has been given a notice of the type specified in Section 2.1, 3 or this Section 4.1, the Company is not at such time continuing to pursue the registration referred to in such notice. Promptly after receipt by the Company of a notice requesting registration pursuant to this
Section 4.1, the Company shall give to such holders written notice of such request for registration. Upon the written request of any such holder given within ten days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be included in such registration the Registrable Shares of such holders, to the extent requested to be registered. Subject to Section 4.3, the Company may include in any registration pursuant to this Section 4.1 additional shares of Common Stock for sale for its own account or for the account of any other Person. No registration under this Section 4.1 shall be underwritten unless the Company shall otherwise elect in its sole and absolute discretion.

         4.2. SELECTION OF UNDERWRITERS. If a registration pursuant to Section
4.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company.

         4.3. PRIORITY OF DEMAND REGISTRATION. If a registration pursuant to
Section 4.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of Registrable Shares requested to be included in such registration by the Persons requesting registration pursuant to Section 4.1 and (ii) second, the other shares of Common Stock of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

         4.4. LIMITATION ON REGISTRATIONS. Notwithstanding anything to the contrary in this Section 4, the Company shall not be required to effect any registration pursuant to Section 4.1 unless the Registrable Shares to be so registered shall have an aggregate proposed sales price of at least $1,000,000.

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                                      -6-


         4.5. LIMITATION ON REQUESTS. Notwithstanding anything in this Section
4.5 to the contrary, no holder of Registrable Shares may request a registration pursuant to Section 4.1 during (i) the 180-day period following the closing of the Company's initial public offering, (ii) the 180-day period following the effective date of any registration statement filed in connection with a registration pursuant to Section 2.1 or 4.1 or (iii) the 90-day period following the effective date of any registration statement filed in connection with a registration pursuant to Section 3.

         5. DEFERRAL. Notwithstanding anything to the contrary contained in this Agreement, the Company's obligation to file a registration statement pursuant to
Section 2, 3 or 4 shall be deferred for a period not to exceed 90 days in any 12-month period if the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested would materially adversely affect a pending or proposed public offering of Common Stock, or an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or any negotiations, discussions or pending proposals with respect thereto.

         6. ADDITIONAL OBLIGATIONS OF THE COMPANY.

         Whenever the Company is required under Section 2, 3 or 4 to use its best efforts to effect the registration of any of the Registrable Shares, the Company shall promptly:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective; PROVIDED, however that the Company shall in no event be obligated to cause any such registration to remain effective for more than 90 days;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish to each holder of Registrable Shares being so registered such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the disposition of such Registrable Shares;

                  (d) Use its best efforts to register and qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as

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                                      -7-


         shall be reasonably appropriate in the opinion of the Company and the managing underwriters, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and PROVIDED FURTHER that (anything in Section 8 to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification therein of the securities be borne by selling shareholders, then such shareholders shall, to the extent required by such jurisdiction, pay its PRO RATA share of selling expenses;

                  (e) Immediately notify the holders of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and, at the request of any such holder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; PROVIDED, that after such notification and until such supplement or amendment has been so delivered, no such holder will deliver or otherwise use the original prospectus;

                  (f) Use its best efforts to cause the Company's Common Stock and such Registrable Shares to be listed for trading on The New York Stock Exchange or The American Stock Exchange or for inclusion in the automated quotation system of The Nasdaq Stock Market, PROVIDED that the Company meets the applicable criteria for original listing with respect thereto; and

                  (g) Enter into such customary agreements (including, without limitation, an underwriting agreement and an agreement engaging a transfer agent and registrar for the Company's Common Stock) and take all such other action in connection therewith (including, without limitation, arranging for the provision of legal opinions, "comfort letters" and other documents by appropriate third parties) as any holder of such Registrable Shares may reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

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                                      -8-


         7. FURNISH INFORMATION.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that any holder of Registrable Shares requesting registration thereof shall furnish to the Company such information regarding such holder, the Registrable Shares held by such holder, the proposed plan of distribution of such Registrable Shares, and any other information as the Company shall reasonably request and as shall be required in order to effect any such registration by the Company.

         8. EXPENSES.

         All expenses incurred in connection with a registration pursuant to this Agreement (excluding underwriting commissions and discounts and counsel fees of any selling Investors), including without limitation all registration and qualification fees, printing costs, and fees and disbursements of counsel for the Company, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for blue sky registration or qualification expenses in connection with states in which the Company is not registering or qualifying its original issue shares or Registrable Shares that are being registered upon the exercise of demand registration rights hereunder; and PROVIDED, FURTHER, that the holders of Registrable Shares participating as selling shareholders in the second or third registration pursuant to Section 4.1 shall pay all expenses incurred in connection with such registration(s) on a pro rata basis in accordance with the number of Registrable Shares which are included in such registration(s) by such holders thereunder.

         9. INDEMNIFICATION.

         9.1. INDEMNIFICATION. In the event that any Registrable Shares are included in a registration statement pursuant to this Agreement:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless the holder thereof, any underwriter (as defined in the Securities Act) for the Company, and each officer and director of such holder or such underwriter and each Person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse such holder, such underwriter or such officer, director or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 9.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it primarily arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such holder, any underwriter for such holder or controlling Person with respect to such holder.

                  (b) To the extent permitted by law, such holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling Person, or underwriter may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and such holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 9.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by an indemnified party under this
         Section 9.1 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.1, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.1 only if and to the extent such failure to promptly notify was prejudicial to its ability to defend such action, and the omission so to notify the indemnifying party will not relieve the indemnifying party of any liability which he may have to any indemnified party otherwise other than under this Section 9.1.

         9.2. OVERRIDE. Notwithstanding anything in this Section 9 to the contrary, if, in connection with an underwritten public offering of the Registered Shares, the Company, any holder of Registrable Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification as between the Company and such holder, then the indemnification provision of this Section 9 shall be deemed inoperative for purposes of such offering.

         10. LOCKUP.

         The Investor hereby agrees that, at the written request of the Company or any managing underwriter of any underwritten public offering of securities of the Company, the Investor shall not, without the prior written consent of the Company or such managing underwriter, sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of, or exercise any registration rights with respect to, any Common Stock during the 90-day period (or 180-day period in connection with the Company's initial public offering of Common Stock) commencing on the effective date of the registration statement relating to such underwritten public offering of the Company's securities; PROVIDED, that each officer or director of the Company and each holder of at least 5% of its Common Stock (for this purpose, calculated on a fully diluted basis assuming full exercise of all outstanding options, warrants, and other rights to acquire shares of Common Stock and full conversion or exchange of all securities that are convertible into or exchangeable for shares of Common Stock) shall have entered into a similar agreement.

         11. GENERAL.

         11.1 ADDITIONAL REGISTRATION RIGHTS. Without the prior consent of the holders of record of at least a majority of the Registrable Shares then outstanding, the Company shall not grant to any other holder of the Company's securities registration rights that are superior to or in any way adversely affect the registration rights granted to the Investor hereunder.

         11.2. REMEDIES. In case that any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties to this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

         11.3. ASSIGNMENT. None of the parties to this Agreement shall assign or delegate any of their respective rights or obligations under this Agreement without the prior written consent of each of the other parties hereto other than in connection with a transfer of securities of the Company made to a Permitted Transferee.

         11.4. SURVIVAL. The rights and obligations of the parties hereto set forth herein shall survive indefinitely, unless and until, by their respective terms, they are no longer applicable.

         11.5. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

         11.6. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class, registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

         (i)      If to the Company, to:

                  Streamline, Inc.
                  27 Dartmouth Street
                  Westwood, MA 02090

                           Attn: Timothy A. DeMello
                                 Chairman and Chief Executive Officer

         with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA  02110

                           Attn: Wayne D. Bennett, Esq.

         (ii)     If to the Investor, to:

                  Nordstrom, Inc.
                  1617 Sixth Avenue
                  Seattle, WA 98101
                           Attention: J. Daniel Nordstrom

         with a copy to:

                  Lane Powell Spears Lubersky LLP
                  1420 Fifth Avenue, Suite 4100
                  Seattle, WA 98101-2338
                           Attention: D. Wayne Gittenger, Esq.


or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telex, telecopier, facsimile machine or telegraph and properly addressed in accordance with the foregoing provisions of this Section 11.6, when received by the addressee, (iii) if sent by commercial courier guaranteeing next business day delivery, on the business day following the date of delivery to such courier, or
(iii) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 11.6, (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

         11.7. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended, modified or terminated, and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retrospectively or prospectively), with, but only with, the written consent of each of the other parties hereto.

         11.8. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.9. NO WAIVER OF FUTURE BREACH. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No assent, express or implied, by any party hereto to any breach in or default of any agreement or condition herein contained on the part of any other party hereto shall constitute a waiver of or assent to any succeeding breach in or default of the same or any other agreement or condition hereof by such other party.

         11.10. NO IMPLIED RIGHTS OR REMEDIES; THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement. Except as otherwise expressly provided in this Agreement, there are no intended third party beneficiaries under or by reason of this Agreement.

         11.11. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         11.12. NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         11.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules thereof.

         11.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Registration Rights Agreement has been executed under seal by the parties hereto as of the day and year first above written.


                              STREAMLINE, INC.



                              By: /s/ Timothy A. DeMello
                                 -----------------------------------------------
                                       Timothy A. DeMello
                                       Chairman and Chief Executive Officer




                               NORDSTROM, INC.



                               By: /s/ James A. Nordstrom
                                 -----------------------------------------------
                                       James A. Nordstrom